Exhibit 99.1

Semitool Announces Fiscal 2004 Third Quarter Results

    KALISPELL, Mont.--(BUSINESS WIRE)--July 27, 2004--Semitool, Inc. (Nasdaq: SMTL) today reported financial results for its fiscal 2004 third quarter ended June 30, 2004.
    Revenue for the third quarter totaled $26.6 million, compared to $25.0 million in the same quarter of the previous fiscal year. Due to the necessity to defer revenue during the quarter while awaiting final acceptance on some of the company's newest tools, the company reported a net loss of $1.8 million or a loss of $0.06 per share compared to a net loss of $2.3 million or a loss of $0.08 per share, for the same period a year ago.
    Shipments for the third quarter of fiscal 2004 were $41.7 million, 162 percent above the third quarter a year ago, and gross margin for the third quarter was 51.2 percent. In the same period last year, gross margin was 47.8 percent. Driving the favorable margins are sales mix and industry demand, which is resulting in greater capacity utilization.
    Third quarter bookings were $45.6 million. Total bookings for the first nine months of the fiscal year reached $153 million, compared to $71 million at the same time a year ago. At the end of the third quarter, the company's shipping backlog was $55.2 million, and deferred revenue grew to $34.2 million.
    Ray Thompson, president and chief executive officer, said, "This quarter, our financial results were influenced more by the timing of customer acceptances than by business activity. Considering the level of shipments in the third quarter, our encouraging discussions at Semicon West with customers regarding their 300 mm fab builds and our anticipated shipments in the next quarter, the remainder of the year looks good to us."
    The company provided guidance for its fiscal 2004 fourth quarter, saying that shipments are expected to range between $61 and $64 million, and that anticipated revenue should range from $42 to $45 million, with earnings between $0.11 and $0.14 per share. Since a greater proportion of shipments are expected to be related to new tools, revenue recognition requirements mandate that the revenue amounts will be deferred until customer acceptance.
    Semitool will hold a conference call, broadcast via the Internet, at 5:00 p.m. Eastern time today to discuss the company's operating results and its outlook. Access to the call is available through the Semitool website at www.semitool.com, and replays will be available at that location for two weeks.

    Safe Harbor Statement

    The matters discussed in this news release include forward-looking statements, including statements relating to the general outlook of our business for the remainder of the fiscal year, the proportion of shipments in the next quarter that are expected to be related to new tools and financial guidance for the fiscal 2004 fourth quarter, including shipments, revenue and earnings. Further, bookings, backlog and deferred revenue are not necessarily an indication of revenue in any future period. These forward-looking statements are based on management's estimates, projections and assumptions as of the date hereof and are subject to risks and uncertainties that are discussed in our filings with the U.S. Securities and Exchange Commission, including our most recent Annual Report on Form 10-K for the year ended September 30, 2003. Actual results can differ materially from those anticipated in our forward-looking statements. We assume no obligation to update forward-looking statements that become untrue because of subsequent events.

    About Semitool, Inc.

    Semitool designs, manufactures and supports highly engineered, multi-chamber single-wafer and batch wet chemical processing equipment used in the fabrication of semiconductor devices. The company's primary suites of equipment include electrochemical deposition systems for electroplating copper, gold, solder and other metals; surface preparation systems for cleaning, stripping and etching silicon wafers; and wafer transport container cleaning systems. The company's equipment is used in semiconductor fabrication front-end and back-end processes, including wafer level packaging.

    Headquartered in Kalispell, Montana, Semitool maintains sales and support centers in the United States, Europe and Asia. The company's stock trades on the Nasdaq National Market under the symbol SMTL. For more information, please visit the company's website at www.semitool.com.

    Semitool is a registered trademark of Semitool, Inc.


                            SEMITOOL, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
           (Amounts in Thousands, Except Per Share Amounts)
                              (Unaudited)

                  Three Months  Three Months  Nine Months  Nine Months
                     Ended         Ended         Ended        Ended
                    June 30,      June 30,      June 30,     June 30,
                      2004          2003          2004         2003
                  ------------  ------------  -----------  -----------

Net sales        $     26,609  $     25,041  $    89,850  $    90,953
Cost of sales          12,978        13,074       38,292       49,636
                  ------------  ------------  -----------  -----------
Gross profit           13,631        11,967       51,558       41,317
                  ------------  ------------  -----------  -----------

Operating
 expenses:
 Selling,
  general and
  administrative       12,400        12,653       35,912       40,343
 Research and
  development           3,751         3,476       10,812       13,361
                  ------------  ------------  -----------  -----------
  Total
   operating
   expenses            16,151        16,129       46,724       53,704
                  ------------  ------------  -----------  -----------

Income (loss)
 from operations       (2,520)       (4,162)       4,834      (12,387)
Other income
 (loss), net              (98)          330         (216)         615
                  ------------  ------------  -----------  -----------
Income (loss)
 before income
 tax                   (2,618)       (3,832)       4,618      (11,772)
Income tax
 provision
 (benefit)               (864)       (1,574)       1,524       (4,591)
                  ------------  ------------  -----------  -----------

Net income
 (loss)          $     (1,754) $     (2,258) $     3,094  $    (7,181)
                  ============  ============  ===========  ===========


Earnings (loss)
 per share:
 Basic           $      (0.06) $      (0.08) $      0.11  $     (0.25)
                  ============  ============  ===========  ===========
 Diluted         $      (0.06) $      (0.08) $      0.11  $     (0.25)
                  ============  ============  ===========  ===========


Average common
 shares:
 Basic                 28,615        28,438       28,544       28,434
 Diluted               28,615        28,438       29,164       28,434


                            SEMITOOL, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                        (Amounts in Thousands)
                              (Unaudited)

                                            June 30,     September 30,
                                              2004           2003
                                          -------------  -------------
ASSETS

Current assets:
  Cash and cash equivalents              $      11,843  $      23,018
  Marketable securities                          9,108          4,917
  Trade receivables, net                        41,270         17,630
  Inventories                                   59,269         32,263
  Prepaid expenses and other current
   assets                                       12,413         29,054
                                          -------------  -------------
    Total current assets                       133,903        106,882
  Property, plant and equipment, net            26,964         24,923
  Other assets, net                              7,522          6,969
                                          -------------  -------------
      Total assets                       $     168,389  $     138,774
                                          =============  =============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Trade accounts payable                 $      26,086  $      13,078
  Other current liabilities                     33,208         20,696
                                          -------------  -------------
    Total current liabilities                   59,294         33,774
Long-term liabilities                            4,151          4,323
                                          -------------  -------------
    Total liabilities                           63,445         38,097
                                          -------------  -------------

Shareholders' equity:
  Common stock                                  48,677         47,445
  Retained earnings                             56,753         53,659
  Accumulated other comprehensive loss            (486)          (427)
                                          -------------  -------------
    Total shareholders' equity                 104,944        100,677
                                          -------------  -------------
      Total liabilities and
       shareholders' equity              $     168,389  $     138,774
                                          =============  =============

    CONTACT: Semitool, Inc.
             Larry Viano, 406-752-2107
             lviano@semitool.com
              or
             Investor Relations Partners, Inc.
             Shellie Roth, 973-535-8389
             roth@irpartners.com